SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

BEL FUSE INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF

BEL FUSE INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Courtyard by Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Wednesday, May 17, 2006 at 2:00 p.m. for the following purposes:

1.

To elect two directors for three-year terms.

2.

To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 7, 2006 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

COLIN DUNN, Secretary

Jersey City, New Jersey
April 17, 2006

———————

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

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THIS NOTICE AND THE ACCOMPANYING PROXY STATEMENT ARE FURNISHED TO THE HOLDERS OF THE COMPANY’S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES. HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED.

BEL FUSE INC.

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PROXY STATEMENT

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The following statement is furnished to the holders of the Class A Common Stock, par value $0.10 per share (the “Class A Common Stock”), of Bel Fuse Inc. (“Bel” or the “Company”), a New Jersey corporation with its principal executive offices at 206 Van Vorst Street, Jersey City, New Jersey 07302, in connection with the solicitation by the Board of Directors of Bel of proxies to be used at Bel’s Annual Meeting of Shareholders. The Annual Meeting will be held at the Courtyard by Marriott, 540 Washington Boulevard, Jersey City, New Jersey 07310, on Wednesday, May 17, 2006 at 2:00 p.m. This Proxy Statement is also furnished to the holders of Bel’s Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), for informational purposes. Holders of Class B Common Stock are not entitled to vote at the Annual Meeting in accordance with Bel’s Certificate of Incorporation, as amended. This Proxy Statement and, as to holders of the Class A Common Stock, the enclosed form of proxy are first being sent to shareholders on or about April 17, 2006. As used in the remainder of this Proxy Statement, the term “shareholders” shall refer to the holders of Bel’s Class A Common Stock.

Voting; Revocation of Proxies

A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted “FOR” the Board’s nominees to the Board of Directors.

Proxy Solicitation

The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Vote Required; Shares Entitled to Vote; Principal Shareholders

The presence in person or by proxy of holders of a majority of the outstanding shares of the Company’s Class A Common Stock will constitute a quorum for the transaction of business at the Company’s Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Class A Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Class A Common Stock are not entitled to cumulative voting in the election of directors.

Holders of record of the Class A Common Stock at the close of business on April 7, 2006 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,702,730 shares of Class A Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

The Company’s management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Class A Common Stock as of the record date other than Sybil Bernstein, Howard B. Bernstein, FMR Corp. and Third Avenue Management LLC. Sybil Bernstein was the wife of Elliot Bernstein, the

Chairman of the Board and a Director of the Company until his death in July 2001. Howard B. Bernstein is a Director of the Company. The business address for Howard B. Bernstein is 206 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Howard B. Bernstein, see “Election of Directors.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Sybil Bernstein 206 Van Vorst Street Jersey City, NJ 07302	251,132	(1)	9.3%
FMR Corp. 82 Devonshire Street Boston, MA 02109	408,563	(2)	15.1%
Third Avenue Management LLC 622 Third Avenue 32nd Floor New York, NY 10017-6715	289,388	(3)	10.7%

——————

(1)

The shares of Class A Common Stock beneficially owned by Ms. Bernstein include: (i) 18,800 shares owned by a not-for-profit foundation of which Ms. Bernstein is president and trustee and (ii) 192,770 shares owned by a trust of which Ms. Bernstein is the beneficiary and trustee. Ms. Bernstein also owns 511,298 shares of Class B Common Stock, or 6.0% of the outstanding shares. The shares of Class B Common Stock beneficially owned by Ms. Bernstein include: (i) 63,205 shares owned by a not-for-profit foundation of which Ms. Bernstein is president and trustee, and (ii) 370,799 shares owned by a trust of which Ms. Bernstein is the beneficiary and trustee.

(2)

Pursuant to a filing made by FMR Corp. with the Securities and Exchange Commission, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to various investment companies. Pursuant to such filing, the ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 408,563 shares or 15.1% of the Class A Common Stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 408,563 shares. The filing states that the sole power to vote these shares resides with the boards of trustees of the various funds.

(3)

Pursuant to a filing made by Third Avenue Management LLC with the Securities and Exchange Commission, Third Avenue Management LLC, a registered investment adviser, is the beneficial owner of the shares listed above as the result of acting as investment advisor to various investment companies. The filing discloses that the beneficial ownership of three such investment companies is as follows: Aegon/TransAmerica Series – Third Avenue Portfolio: 121,800 shares; Met Investors Series Trust – Third Avenue Small Cap Portfolio: 111,088 shares; and Third Avenue Variable Series Trust – Third Avenue Value Portfolio: 42,500 shares. Third Avenue Management LLC, through its control of these funds, has sole power to dispose of the 289,388 shares.

2007 Annual Meeting; Nominations

Shareholders intending to present proposals at the 2007 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 18, 2006 in order for such proposals to be eligible for inclusion in the Company’s proxy statement and proxy card relating to next year’s meeting and no later than March 3, 2007 in order for such proposals to be considered at next year’s meeting (but not included in the proxy statement for such meeting). The Company’s Nominating Committee charter describes procedures for nominations to be submitted by shareholders and other third-parties. (See “Election of Directors – Nominating Committee Matters.”)

ELECTION OF DIRECTORS

The Company’s directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. At the Annual Meeting, the holders of the Class A Common Stock will elect two directors for three year terms.

Unless a shareholder either indicates “withhold authority” on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as directors of the nominees listed below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute or substitutes for said nominees if either of them, for any reason presently unknown, cannot be a candidate for election.

The following sets forth information as of April 3, 2006 concerning the nominees for election to the Board of Directors and comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

NOMINEES FOR DIRECTOR FOR A TERM TO EXPIRE AT THE 2009 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Howard B. Bernstein*	79	1954	Retired.
John F. Tweedy	60	1996

Independent consultant (February 2000 to Present); Director of Public Relations of GlobeSpan Semiconductor Inc. (supplier of semiconductor integrated circuit products) (January 1999 to February 2000); Director of Corporate Communications of Standard Microsystems Corp. (supplier of semiconductor integrated circuit products) (July 1995 to January 1999).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2008 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Avi Eden	58	May 2004

Independent Consultant for Business Development, including Mergers and Acquisitions (2004 to Present); Of Counsel to the law firm of Eckert Seamans Cherin & Mellott, LLC (2004 to Present); Vice Chairman of the Board of Directors, Executive Vice President and General Counsel of Vishay Intertechnology, Inc. (1996 to 2003); Of Counsel to the law firm of Eckert Seamans Cherin & Mellott, LLC (prior years).

Robert H. Simandl	77	1967

Practicing Attorney; Member of the law firm of Simandl & Gerr (January 1992 to January 1995); member of the law firm of Robert H. Simandl, Counselor of Law (prior years); Secretary of the Company (prior years to May 2003).

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING

Name	Age	Director Since	Business Experience

Daniel Bernstein*	52	1986

President (June 1992 to Present) and Chief Executive Officer (May 2001 to Present) of the Company; Vice President and Treasurer of the Company (prior years to June 1992); Managing Director of the Company’s Macau subsidiary (1991 to Present).

Peter Gilbert	58	1987

Director (1987 to Present), Chairman of the Board and Chief Executive Officer (1997 to 2004) of PCA Aerostructures, Inc. (a manufacturer of machined components for the aerospace industry) (Company renamed in 2005 from PCA Aerospace, Inc.); Executive Vice President (2000 to Present) of PCA Industries LLC (manufacturer of cast aluminum automobile wheels); President and Chairman of the Board (prior years to 1996) of Gilbert Manufacturing Co. (a manufacturer of electrical components).

John S. Johnson	76	1996

Independent consultant (April 1993 to Present) for various companies, including the Company (during 1995); Corporate Controller of AVX Corporation (manufacturer of electronic components) (1978 to March 1993).

——————

*

Daniel Bernstein is Howard B. Bernstein’s nephew.

Executive Officers

The following sets forth information as of April 3, 2006 concerning the Company’s executive officers. Unless otherwise indicated, positions have been held for more than five years.

Name and Age	Officer Since	Positions and Offices with the Company/Business Experience

Daniel Bernstein, 52	1985	President, Chief Executive Officer (May 2001 to Present) and Director
Colin Dunn, 61	1992	Vice President of Finance and Treasurer; Secretary (May 2003 to present)
Joseph Meccariello, 55	1995	Vice President of Manufacturing
Dennis Ackerman, 43	2001	Vice President of Operations

Daniel Bernstein has served the Company as President since June 1992 and as Chief Executive Officer since May 2001. He previously served as Vice President (1985-1992) and Treasurer (1986-1992) and has served as a Director since 1986. He has occupied other positions with the Company since 1978. He was appointed Managing Director of the Company’s Macau subsidiary during 1991. He is currently a director of Bel Fuse Ltd., Bel Fuse Macau LDA, and Bel Stewart GmbH.

Colin Dunn joined the Company in 1991 as Finance Manager and in 1992 was named Vice President of Finance and Treasurer. He was appointed Secretary of the Company in May 2003. He is currently a director of Bel Fuse Ltd., Bel Fuse Macau LDA, Bel Fuse (Macao Commercial Offshore) Limited and Bel Stewart GmbH. Prior to joining the Company, Mr. Dunn was Vice President of Finance and Operations at Kentek Information Systems, Inc. from 1985 to 1991 and had previously held a series of senior management positions with Braintech Inc. and Weyerhaeuser Company.

Joseph Meccariello joined the Company in 1979 as Manager of Mechanical Engineering and in 1994 became the Deputy Managing Director of the Company’s Hong Kong subsidiary, Bel Fuse Ltd. In 1995 he was named Vice President of Manufacturing with responsibility for Far East production operations. He is currently a director of Bel Fuse Ltd., Bel Fuse Macau LDA and Bel Fuse (Macao Commercial Offshore) Limited.

Dennis Ackerman joined the Company in 1986 and has held the positions of customer service manager, sales manager, purchasing manager and operations manager. In 2001 he was named Vice President of Operations.

Beneficial Ownership of the Company’s Stock

The following table sets forth certain information regarding the ownership of Bel’s Class A Common Stock and Class B Common Stock as of April 1, 2006 by (a) each director and nominee; (b) each of the Company’s Chief Executive Officer and the three other most highly compensated executive officers of Bel during 2005 (the “Named Officers”) and (c) all directors and executive officers as a group. Unless otherwise stated in the footnotes following the table, the nominees, directors and Named Officers listed in the table have sole power to vote and dispose of the shares which they beneficially owned as of April 1, 2006.

	Aggregate Number of Shares Beneficially Owned(1)
	Class A Common Stock		Class B Common Stock
	No. of Shares	Percent of Outstanding Shares	No. of Shares	Percent of Outstanding Shares

Daniel Bernstein(2)	131,076	4.8	353,271	3.9
Howard B. Bernstein(3)	140,000	5.2	284,000	3.1
Colin Dunn(4)	2,928	*	20,088	*
Avi Eden(5)	—	—	2,000	*
Peter Gilber (6)	500	*	10,000	*
John S. Johnson(7)	1,900	*	16,215	*
Joseph Meccariello(8)	338	*	7,277	*
Robert H. Simandl(9)	1,585	*	8,455	*
John F. Tweedy	250	*	4,250	*
Dennis Ackerman(10)	850	*	10,138	*
All directors, nominees and executive officers as a group (10 persons)(11)	279,427	10.3	715,694	7.8

——————

(1)

As of April 1, 2006, there were 2,702,730 and 9,105,855 shares of Class A Common Stock and Class B Common Stock outstanding, respectively.

(2)

The shares of Class A Common Stock beneficially owned by Daniel Bernstein include 11,500 shares held by Mr. Bernstein as custodian for his children and 1,577 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Daniel Bernstein include 58,047 shares owned by a family limited liability company of which Mr. Bernstein and his children are members, 37,800 shares held by Mr. Bernstein as custodian for his children or by his children, 7,358 shares allocated to Mr. Bernstein in the Company’s 401(k) Plan over which he has no voting or investment power and 8,000 shares of restricted stock.

(3)

The shares of Class B Common Stock beneficially owned by Mr. Howard Bernstein include 2,000 shares which may be acquired by him on or before June 1, 2006 upon the exercise of stock options.

(4)

The shares of Class A Common Stock beneficially owned by Colin Dunn include 1,178 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Dunn include 4,338 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 6,000 shares of restricted stock.

(5)

The shares of Class B Common Stock beneficially owned by Avi Eden include 2,000 shares which may be acquired by him on or before June 1, 2006 upon the exercise of stock options.

(6)

The shares of Class B Common Stock beneficially owned by Mr. Gilbert include 1,250 shares held of record by Mr. Gilbert’s wife and 6,000 shares which may be acquired by him on or before June 1, 2006 upon the exercise of stock options.

(7)

The shares of Class A Common Stock beneficially owned by Mr. Johnson include 150 shares held by Mr. Johnson as custodian for his grandchildren. The shares of Class B Common Stock beneficially owned by Mr. Johnson include 1,665 shares held by Mr. Johnson as custodian for his grandchildren and 2,000 shares which may be acquired by him on or before June 1, 2006 upon the exercise of stock options.

(8)

The shares of Class A Common Stock beneficially owned by Mr. Meccariello include 288 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock beneficially owned by Mr. Meccariello include 414 shares allocated to him in the Far East

Retirement Plan over which he has no voting or investment power, 863 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 6,000 shares of restricted stock.

(9)

The shares of Class A Common Stock beneficially owned by Mr. Simandl include 1,200 shares held of record by Mr. Simandl’s wife. The shares of Class B Common Stock beneficially owned by Mr. Simandl include 3,700 shares which may be acquired by him on or before June 1, 2006 upon the exercise of stock options and 3,600 shares held of record by Mr. Simandl’s wife.

(10)

The shares of Class A Common Stock beneficially owned by Mr. Ackerman include 850 shares allocated to him in the Company’s 401(k) Plan over which he has voting but no investment power. The shares of Class B Common Stock owned by Mr. Ackerman include 4,138 shares allocated to him in the Company’s 401(k) Plan over which he has no voting or investment power and 6,000 shares of restricted stock.

(11)

Includes 15,700 shares of Class B Common Stock which may be acquired on or before June 1, 2006 upon the exercise of stock options and 3,893 and 17,111 shares of Class A Common Stock and Class B Common Stock, respectively, allocated in the Company’s 401(k) Plan and Far East Retirement Plan over which such persons have with respect to the Class A Common Stock, voting but no investment power and with respect to the Class B Common Stock, no voting or investment power. The Class B Common Stock also includes 26,000 restricted shares.

*

Shares constitute less than one percent of the shares of Class A Common Stock or Class B Common Stock outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and greater than 10 percent beneficial owners to file with the Securities and Exchange Commission certain reports regarding such persons’ ownership of the Company’s securities. Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish Bel with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms or information furnished to Bel, the Company believes that during 2005 all filing requirements applicable to its directors, officers and greater than 10 percent beneficial owners were satisfied on a timely basis, except that Daniel Bernstein (a director and officer of the Company) filed an amendment in March 2005 to a Form 4 filed earlier in March to correct the number of options exercised and the date of sale previously reported, and also reported late a sale that occurred in August 2005; Howard Bernstein (a director of the Company) reported late sales that occurred in May 2005 and between August 26 and September 1, 2005; and Daniel Bernstein (a director and officer of the Company), Colin Dunn, Joseph Meccariello and Dennis Ackerman (officers of the Company) reported late restricted stock grants that they received in November 2005. The failures to file were inadvertent and the filings were made promptly after the failures to file were noted.

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal years ended December 31, 2003, 2004 and 2005, the annual and long-term compensation of the Company’s Chief Executive Officer and the three other most highly compensated executive officers of Bel during 2005 (the “Named Officers”):

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation Awards		All Other Compensation(3)
		Salary	Bonus	Other(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options/SARs (#)

Daniel Bernstein	2005	$204,875	$90,610	—	$232,400	—	$6,350
President and	2004	204,875	90,618	—	—	—	6,350
Chief Executive Officer	2003	204,888	63,028	—	—	—	6,496
Colin Dunn	2005	162,248	72,656	—	174,300	—	5,278
Vice President and	2004	164,248	72,648	—	—	—	5,278
Treasurer	2003	164,256	50,538	—	—	—	5,278
Joseph Meccariello	2005	157,800	70,574	$58,500	174,300	—	11,046
Vice President	2004	157,805	70,574	60,562	—	—	11,046
	2003	157,077	49,094	57,076	—	—	10,995
Dennis Ackerman	2005	151,000	66,797	—	174,300	—	4,880
Vice President	2004	151,000	66,788	—	—	—	4,880
	2003	143,848	46,461	—	—	—	4,880

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(1)

During the periods presented above, no Named Officer received perquisites (i.e., personal benefits) in excess of 10% of such individual’s reported salary and bonus, except that Mr. Meccariello received housing allowances of $58,500, $55,178, and $51,692, during 2005, 2004, and  2003, respectively, and a travel allowance of $5,416 during 2005 and $5,384 during 2004 and 2003.

(2)

On November 1, 2005, Mr. Bernstein received a restricted stock grant of 8,000 shares of Class B Common Stock and each of Messrs. Dunn, Meccariello and Ackerman received a restricted stock grant of 6,000 shares of Class B Common Stock. The Named Officers have the right to vote and receive dividends on these shares of restricted stock. At December 31, 2005, the value of Mr. Bernstein’s restricted stock (based on the closing sale price of the Class B Common Stock on December 30, 2005, the last trading day of 2005) was $254,400 and the value of the restricted stock held by each of Messrs. Dunn, Meccariello and Ackerman was $190,800. Each of the restricted stock grants is subject to restrictions which lapse in 25% annual increments commencing two years after the grant date.

(3)

Compensation reported under this column for 2005 includes: (i) contributions of $11,046 for Joseph Meccariello to the Company’s Far East Retirement Plan and contributions of $6,350, $5,278 and $4,880, for Daniel Bernstein, Colin Dunn and Dennis Ackerman, respectively, to the Company’s 401(k) Plan, to match 2005 pre-tax elective deferral contributions (included under “Salary”) made by each Named Officer to such Plans, such contributions currently being made in shares of the Company’s Class B Common Stock.

Stock Options

The Company maintains a Stock Option Plan (the “Plan”) for employees. The options granted under the Plan generally have terms of five years and terminate at or within a specified period of time after the optionee’s employment with the Company ends. Options are exercisable in installments determined at the date of grant. No such options were granted to the Named Officers in the year ended December 31, 2005. The Plan also permits the grant of restricted stock awards. See the “Summary Compensation Table” above.

Option Exercises and Holdings

The following table provides data regarding option exercises by the Named Officers during 2005 and the number of shares covered by both exercisable and non-exercisable stock options at December 31, 2005. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of existing options and $31.80, the closing sale price of the Company’s Class B Common Stock on December 31, 2005.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

Name	Shares of Class A/ Class B Stock Acquired on Exercise (#)	Value Realized (Market Price on Exercise Date Less Exercise Price) ($)	Number of Class A/Class B Securities Underlying Unexercised Options/SARs at Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Year-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel Bernstein	—/32,000	—/393,600	—/—	—/—	—/—	—/—
Colin Dunn	—/—	—/—	—/—	—/—	—/—	—/—
Joseph Meccariello	—/—	—/—	—/—	—/—	—/—	—/—
Dennis Ackerman	—/—	—/—	—/—	—/—	—/—	—/—

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of Class A and Class B Common Stock that may be issued under the Company’s existing equity compensation plans, which consist of the 2002 Equity Compensation Program and the Company’s prior stock option plan (which prior plan expired in April 2002), each of which has been approved by the Company’s stockholders.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Security Holders	Class A: Class B:	0 286,013	Class A: Class B:	$0 $24.96	Class A: Class B:	0 810,985
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	Class A: Class B:	0 286,013	Class A: Class B:	$0 $24.96	Class A: Class B:	0 810,985

The Board of Directors; Committees of the Board; Directors’ Compensation

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors. Nasdaq has adopted amendments to its definition of independence. Additional requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee. As noted below, the Board has determined that the members of the Audit Committee satisfy all such definitions of independence. The Board has also determined that the following members of the Board satisfy the Nasdaq definition of independence: Howard Bernstein, Peter Gilbert, John S. Johnson, John F. Tweedy, Robert Simandl and Avi Eden.

The Company’s Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets regularly throughout the year. During 2005, the Board held seven meetings.

Bel’s Board has an Executive Committee, a Compensation Committee, an Audit Committee and a Nominating Committee. The Executive Committee is composed of Daniel Bernstein, Robert H. Simandl and John F. Tweedy; the Compensation Committee is composed of Peter Gilbert and Robert H. Simandl; and the Audit Committee is

composed of Peter Gilbert, John S. Johnson and John F. Tweedy. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Nominating Committee is composed of Howard Bernstein, Robert H. Simandl and John F. Tweedy.

The Compensation Committee is charged with the responsibility of administering the Company’s Stock Option Plan and also reviews the compensation of Bel’s executive officers.

The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company’s independent auditors. The Board of Directors has determined that John S. Johnson constitutes an “audit committee financial expert”, as such term is defined by the SEC. As noted above, Mr. Johnson – as well as the other members of the Audit Committee – has been determined to be “independent” within the meaning of SEC and Nasdaq regulations.

During 2005, the Executive Committee held no meetings, the Audit Committee held five meetings, the Compensation Committee held two meetings and the Nominating Committee held one meeting.

In 2005, non-employee directors of the Company received an annual retainer of $15,000, plus $1,000 for each Board meeting they attended and $750 for each committee meeting they attended. In 2005, directors who were executive officers of the Company did not receive directors’ fees. In 2005, directors of the Company’s foreign subsidiaries did not receive a retainer or meeting fees.

For a description of services provided to the Company by Robert H. Simandl and Avi Eden during 2005, see “Compensation Committee Interlocks and Insider Participation.”

Nominating Committee Matters

Nominating Committee Charter. The Board has adopted a Nominating Committee charter to govern its Nominating Committee. The charter was filed as Appendix A to the Company’s 2004 proxy statement.

Independence of Nominating Committee Members. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace rules.

Procedures for Considering Nominations Made by Shareholders. The Nominating Committee’s charter describes procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board. The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director:  (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter for director candidates.

Qualifications. The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

•

must satisfy any legal requirements applicable to members of the Board;

•

must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•

must have a reputation for honesty and ethical conduct;

•

must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

•

must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by shareholders. The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing Board members will include:

•

a review of the information provided to the Nominating Committee by the proponent;

•

a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•

a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. In connection with the 2006 Annual Meeting, the Nominating Committee did not receive any nominations from any shareholder or group of shareholders which owned more than 5% of the Company’s Class A Common Stock or Class B Common Stock for at least one year.

Audit Committee Matters

Audit Committee Charter. The Audit Committee performed its duties during 2005 under a written charter approved by the Board of Directors. The charter was filed as Appendix B to the Company’s 2004 proxy statement.

Independence of Audit Committee Members. The Class A and Class B Common Stock are listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(15) of the National Association of Securities Dealers’ Marketplace Rules and under the SEC’s Rule 10A-3.

Audit Committee Report. In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005:

(1)

the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

(2)

the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by SAS 61;

(3)

the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company’s independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence; and

(4)

based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2005 Annual Report on Form 10-K.

By: The Audit Committee of the Board of Directors

Peter Gilbert
John S. Johnson
John F. Tweedy

Shareholder Communication with the Board

The Board of Directors has established a procedure that enables shareholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company’s Chief Executive Officer and should be sent to such individual c/o Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302. Any

such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board of Directors. Under the procedures established by the Board, upon the Chief Executive Officer’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a shareholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s annual meeting of shareholders. All of the members of the Board attended the Company’s 2005 annual meeting of shareholders.

Performance Graph

The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 2000 in Bel’s Class A Common Stock and Class B Common Stock with the Nasdaq Stock Index and the Nasdaq Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment in either the Class A Common Stock or the Class B Common Stock would increase or decrease in value over time, based on dividends and increases or decreases in market prices. The market prices of the Class A Common Stock and the Class B Common Stock were averaged.

Comparison of Five–Year Cumulative Total Returns
Performance Graph for
BEL FUSE INC.

Produced on 01/24/2006 including data to 12/30/2005

$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
92.3
91.1
55.2
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/30/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
——— ■	BEL FUSE INC.	100.0	73.6	58.5	96.3	99.0	92.3
— — — ★	Nasdaq Stock Market (US Companies)	100.0	79.3	54.8	82.0	89.2	91.1
- - - - ▲	NASDAQ Stocks (SIC 3670–3679 US + Foreign) Electronic Components and Accessories	100.0	68.3	36.6	70.4	55.7	55.2

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/2000.

13484

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

©Copyright 2006

Compensation Committee Report on Executive Compensation

Decisions on compensation of Bel’s executive officers generally are made by the Compensation Committee of the Board of Directors (the “Committee”). Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel’s compensation policies for 2005 as they affected Daniel Bernstein, the Chief Executive Officer, and the other Named Officers.

The goals of Bel’s compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

The Company’s compensation program consists primarily of base salary, bonus and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company’s performance, the individual’s performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual’s contribution to the Company.

Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

The salaries and bonuses of all of the Named Officers remained virtually unchanged from 2004 to 2005. Bonuses reflect the contributions made by the various individuals to the Company’s performance.

The Company’s long-term incentive award program includes the grant of stock options and restricted stock awards. Stock options only produce value to executives if the price of the Company’s stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company’s outstanding stock options have been granted at exercise prices at least equal to the market price on the grant date. Restricted stock awards are subject to forfeiture and vest over time. During 2005, Daniel Bernstein received a restricted stock award of 8,000 shares of Class B Common Stock and each of the other Named Officers received a restricted stock award of 6,000 shares of Class B Common Stock. These restricted stock awards vest in 25% annual increments commencing two years after the grant date of November 1, 2005. The restricted stock awards were granted to the Named Officers for their contributions to the Company’s performance, including the two acquisitions made by the Company in 2005. None of the Named Officers currently have any outstanding stock options.

Pursuant to the Company’s domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by employees, including executive officers. The Company’s matching contributions under the 401(k) Plan are currently made in shares of Bel’s Class B Common Stock and under the Far East Retirement Plan are currently made partly in shares of Bel’s Class B Common Stock (approximately 10% of the Company’s contribution) and partly in cash (approximately 90% of the contribution). Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

Respectfully submitted,

Robert H. Simandl
Peter Gilbert

Compensation Committee Interlocks and Insider Participation

Peter Gilbert and Robert H. Simandl served as members of the Compensation Committee of the Company’s Board of Directors during 2005.

Mr. Simandl served as the Company’s Secretary through May 2003. Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl’s firm from the Company during 2005 were not material. The Company will retain Mr. Simandl in 2006.

Mr. Eden served as a special consultant on matters related to potential acquisitions during 2005. Fees received by Mr. Eden from the Company in 2005 were not material. The Company expects Mr. Eden to continue in this role in 2006.

Relationship with Independent Public Accountants

Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel’s financial statements for the year ending December 31, 2006.

Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

Audit Fees and Related Matters

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by the Company’s independent accountants, Deloitte & Touche LLP (“Deloitte”), is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

Audit Fees. Audit fees billed or expected to be billed to the Company by Deloitte for the audit of the financial statements included in the Company’s Annual Reports on Form 10-K, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the years ended December 31, 2004 and 2005 totaled approximately $528,159 and $1,034,171, respectively.

Audit-Related Fees. The Company was billed $16,268 and $-0- by Deloitte for the fiscal years ended December 31, 2004 and 2005, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above.

Tax Fees. The Company was billed an aggregate of $196,820 and $337,895 by Deloitte for the fiscal years ended December 31, 2004 and 2005, respectively, for tax services, principally advice regarding the preparation of income tax returns.

All Other Fees. The Company was billed an aggregate of $-0- and $-0- by Deloitte for the fiscal years ended December 31, 2004 and 2005, respectively, for permitted non-audit services.

Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of Audit-Related Fees, Tax Fees and All Other Fees are compatible with maintaining the independence of the Company’s principal accountant.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved. The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

Other Matters

At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

By Order of the Board of Directors

Colin Dunn, Secretary

Dated: April 17, 2006

A copy of the Company’s annual report for the year ended December 31, 2005, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

A copy of the Company’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission, is available (excluding exhibits) without cost to shareholders upon written request made to Jerry Kimmel, Bel Fuse Inc., 206 Van Vorst Street, Jersey City, New Jersey 07302.

BEL FUSE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
MAY 17, 2006

The undersigned hereby appoints Daniel Bernstein, Robert H. Simandl and Colin Dunn, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 17, 2006, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1.

Election of the Board’s nominees for Director. (The Board of Directors recommends a vote “FOR”.)

☐

FOR the nominees listed below (except as marked to the contrary below)

☐

WITHHOLD AUTHORITY to vote for the nominees listed below

Nominees:    Howard B. Bernstein

John F. Tweedy

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee’s name in the space provided below.

2.

Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE BOARD’S NOMINEES.

Dated: _______________________________________, 2006

Signed:____________________________________________

__________________________________________________

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as you name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.